Exhibit 99.1

CannaPharmaRx, Inc. Announces the Acceptance of its Offer to Purchase Assets and Facilities Located in

Saskatoon, Saskatchewan

Purchase is financed through non-dilutive funding

Represents the second facility contracted for purchase by CannaPharmaRx in 2021 for combined manufacturing and cultivation of over 152,200 square feet.

Combined production capability of 9,200 kilograms of cannabis per year

CALGARY, AB / ACCESSWIRE / January 28, 2021 / CannaPharmaRx, Inc. (OTC PINK:CPMD) a future leader in ultramodern, highly efficient cannabis production facilities in Canada announced today the acceptance of its offer to purchase the facilities, as well as certain assets within and/or related to such facilities, including the title to related fee simple lands (the “Facilities”) required for the cannabis cultivation and production business located at, and operated out of, Sasksatoon, Saskatchewan. As previously disclosed, CannaPharmaRx announced a similar acceptance of another offer with facilities located in Cremona, Alberta.

Both facilities are scheduled to close, subject to certain closing conditions, including satisfaction of due diligence and board approval, in the first quarter of 2021. CannaPharmaRx will purchase the facilities free and clear of all encumbrances, other than those agreed to by the CannaPharmaRx.

The 97,000 square foot facility has the capability to produce 4,000 kilograms per year, focusing on medical dried flower sales as well as extract and products pursuant to Health Canada licenses. The facility is a fully operational cultivation, extraction and R & D entity that also contains space leased to its genetics partnership. The purchase price of 12,000,000 (subject to standard closing adjustments) will be paid as to $6,000,000 at closing and the balance in tranches of $3,000,000 upon CannaPharmaRx securing the required cultivating license and then processing license from Health Canada, respectively, in respect of the cannabis related activities upon the closing of this transaction to be carried on at the facilities and for which CannaPharmaRx. As with the Cremona facility, funds required to satisfy payment of that portion of the purchase price that is payable at closing is expected to be funded pursuant to the commitment letter previously announced on January 19, 2021 and to be secured by the facilities.

“We couldn’t be happier to have had our offer accepted in order to acquire a second turn-key facility from one of the preeminent cannabis companies in the industry,” said Nick Colvin, CEO of CannaPharmaRx. “Furthermore, to have favorable, non-dilutive financing available allows for material growth without affecting our capital structure. With our strong capability to oversee business development coupled with the high-tech, low-cost production facilities being purchased, we feel this is a potential watershed moment for our company. We are confident that this acquisition, as well as our other recent purchase in Cremona, will become accretive shortly after the closing because most of the infrastructure is already in place in both facilities," added Colvin.

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About CannaPharmaRx, Inc.

CannaPharmaRx is focused on the acquisition and development of state-of-the-art cannabis grow facilities located in Canada. CPMD owns an interest in a licensed cannabis cultivation company, which owns a 48,500 square foot cannabis grow facility presently in operation and is currently in discussion with other companies regarding potential acquisitions. CannaPharmaRx's business strategy is to become a leader in high quality and low-cost production of cannabis through the development, acquisition and enhancement of existing facilities. CannaPharmaRx is committed to operating high quality facilities utilizing the latest technology in combined heat and power generation to ensure being a low-cost producer of cannabis. CannaPharmaRx is in the process of completing an application to list its common stock on the Canadian Stock Exchange with initial trading anticipated to being during the third quarter of 2020.

Safe Harbor Statement

Cautionary Note Regarding Forward-Looking Information or Statements

This press release contains forward-looking information or statements. All statements that are or information which is not historical facts, including without limitation, statements regarding future estimates, plans, programs, forecasts, projections, objectives, assumptions, expectations or beliefs of future performance, are "forward-looking information or statements". Forward-looking information or statements can be identified by the use of words such as "plans", "expects" or "does not expect", "is expected", "estimates", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. With respect to forward-looking information and statements contained herein, Management of CannaPharmaRx has made numerous assumptions including, among other things, assumptions about general business and economic conditions. Such forward-looking statements are based on assumptions and involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking information or statements. Readers are cautioned not to place undue reliance on such forward-looking information or statements. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in forward-looking information or statements. CannaPharmaRx assumes no obligation to update any forward-looking information or statements, even if new information becomes available as a result of future events, new information or for any other reason except as required by law.

Contact Information for CannaPharmaRx:

CannaPharmaRx Contact
Attention: Richard Brown
nesscapconsult@gmail.com
(508) 462-1524

Brokers and Analysts:

Chesapeake Group

(410) 825-3930

info@chesapeakegp.com

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